Exhibit 4.69

PURCHASE AGREEMENT

Amarin Corporation plc
7 Curzon Street
London W1J 5HG, England

Ladies and Gentlemen:

The undersigned, ______________ (the “Investor”), hereby confirms its agreement with you as follows:

1. This Purchase Agreement (the “Agreement”) is made as of June 1, 2007 between Amarin Corporation plc, a public limited company registered in England and Wales (the “Company”), and the Investor.

2. Pursuant to the terms of the offer contained in the prospectus included in the Registration Statement on Form F-3, File No. 333-135718 (the “Registration Statement”), which registration statement was filed with the Securities and Exchange Commission (the “Commission”) on July 12, 2006 and was declared effective by the Commission on August 2, 2006, and is effective on the date hereof and the prospectus supplement appended to such prospectus (such documents, together with the documents incorporated by reference in such prospectus and prospectus supplement, being referred to collectively herein as the “Prospectus”), the Investor hereby tenders to the Company this subscription for, and agrees to purchase __________ ordinary shares, ₤0.05 par value per share, of the Company (each, an “Ordinary Share”), each Ordinary Share represented by one American Depositary Share (an “ADS”), evidence by one American Depositary Receipt (an “ADR”) (collectively, the “Shares”) and a warrant (substantially in the form attached as Exhibit A hereto, the “Warrant” and, together with the Shares, the “Securities”) to purchase _____ Ordinary Shares (the “Warrant Shares”) at an exercise price per Warrant Share equal to $0.72.  The purchase price for the Securities shall be $________ (the “Purchase Price”).

The Company has not received notice that the Commission has issued or intends to issue a stop order suspending the effectiveness of the Registration Statement or that the Commission otherwise has suspended or withdrawn the effectiveness of the Registration Statement, either temporarily or permanently.  On the date hereof, the Registration Statement (including the information and documents incorporated therein by reference), as amended by any amendment or post-effective amendment thereto on or prior to the date hereof, did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.  The Company hereby agrees to file with the Commission, as required, no later than two business days after the date hereof, a prospectus supplement in accordance with Rule 424(b)(2) of the Securities Act of 1933, as amended.  The Registration Statement registers the issuance of the Shares and the Warrant Shares to the Investor and, when issued to the Investor, the Shares and the Warrant Shares will be freely transferable by the Investor.  The Shares and the Warrant Shares have been approved for listing on the Nasdaq Stock Market.

3. The Investor directs the Company to issue the Ordinary Shares issued and sold hereunder, at the Closing (as defined below), in the name of National City Nominees Limited of Citigroup Centre, Canada Square, Canary Wharf, London, E14 5LB, being the nominee of Citibank, N.A., the Company’s depositary for its ADR program (the “ADR Depositary”), against the issuance by the ADR Depositary of ADRs in the name of, or as otherwise instructed below by, the Investor.

4. The completion of the purchase and sale of the Securities (the “Closing”) shall occur at the office of Cahill Gordon & Reindel llp, 80 Pine Street, New York, NY 10005, at 10:00 a.m., Eastern Daylight time, on June 1, 2007 (the “Closing Date”).  At the Closing, subject to receipt of the Purchase Price, the Company shall (a) cause the CREST account of the nominee of the ADR Depositary to be credited with the Ordinary Shares issued and sold hereunder, (b) instruct the ADR Depositary to issue ADRs in the amount to be registered to a nominated Depository Trust Company (“DTC”) account designated by the Investor in writing, in each case, as indicated below and (c) issue to the Investor the Warrant.  At the Closing, the Investor shall, against delivery of the Securities, deliver to the Company the Purchase Price by wire transfer in immediately available funds to the Company’s account as follows:

Bank:	Wachovia Bank, NY, USA
ABA No:	026–005–092
For the account of:	Lloyds TSB plc
Swift Code:	PNBPUS3NNYC

For further credit to:
Lloyds TSB,
Minster Place
Ely, Cambridge
CB7 4EN
U.K.

Account Name:	Amarin Corporation plc
Account No:	11427458
Sort Code:	30 – 93 – 05
Swift Code:	LOYDGB21265
IBAN No:	GB82 LOYD 3093 0511 4274 58

5. The Investor has received and carefully reviewed the Prospectus.  The Investor is also aware of and acknowledges that:

(a) no Federal or state agency has made any finding or determination regarding the fairness of this subscription for investment, or any recommendation or endorsement of the Securities;

(b) none of the officers, directors, agents, affiliates or employees of the Company, nor any other person, has, expressly or by implication, made any representation or warranty concerning the Company other than as set forth in the Prospectus; and

(c) that the past performance or experience of the Company, the Company’s officers, directors, agents, or employees, will not in any way indicate or predict the results of the ownership of Securities or of the Company’s activities or performance.

6. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law.

7. The Company has no liability or obligation to pay any fees or commissions to any broker, finder or agent with respect to the issuance and sale of the Warrant or the Shares for which the Investor could become liable or obligated.

8. This Agreement may be executed in two or more counterparts, including by facsimile transmission, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.

Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.

Investor Name:

___________________________________

Address:

___________________________________

___________________________________

___________________________________

Telephone:

___________________________________

Facsimile:

___________________________________

Email:

___________________________________

Social Security Number or
Tax Identification
Number:

___________________________________

  DTC Account Details:
Name of DTC Participant:

__________________________________
(your broker or custodian bank)

Address of DTC Participant:

___________________________________
(address of your broker
or custodian bank)

___________________________________

___________________________________

DTC Participant Account Number:

___________________________________

Client Account (“Account Holder”)
number at DTC Participant:

___________________________________

Address of Account Holder:

___________________________________

___________________________________

___________________________________

____________________________________
INVESTOR NAME

By:  _________________________________
     Name:
     Title:

AGREED AND ACCEPTED:

Amarin Corporation plc,
a public limited company registered in England and Wales

By:  ________________________________________
     Name:  Thomas G. Lynch
     Title:  Chairman

EXHIBIT A

WARRANT

AMARIN CORPORATION PLC

WARRANT TO PURCHASE ORDINARY SHARES

No. W-[ ]	June 1, 2007

Void After May 31, 2012

THIS CERTIFIES THAT, for value received, ______________, with its principal office at ______________, or assigns (the “Holder”), is entitled to subscribe for and purchase at the Exercise Price (defined below) from Amarin Corporation plc, a public limited company organized under the laws of England and Wales, with its principal office at 7 Curzon Street, London, W1J 5HG, United Kingdom (the “Company”), up to ______________ ordinary shares, par value £0.05 per share, of the Company (the “Ordinary Shares”), each Ordinary Share represented by one American Depositary Share (an “ADS”), evidenced by one American Depositary Receipt (an “ADR”), of the Company, subject to adjustment as provided herein.  This warrant (the “Warrant”) is being issued pursuant to the terms of the Purchase Agreement, dated as of June 1, 2007, by and between the Holder and the Company (the “Purchase Agreement”).  Capitalized terms not otherwise defined herein shall have the respective meanings ascribed to such terms in the Purchase Agreement.

1.           DEFINITIONS.  As used herein, the following terms shall have the following respective meanings:

(a)           “Exercise Period” shall mean the period commencing on the date hereof and ending on May 31, 2012, unless sooner terminated as provided below.

(b)           “Exercise Price” shall mean U.S.$0.72 per Ordinary Share, subject to adjustment as provided in Section 4 below.

(c)           “Exercise Shares” shall mean the Ordinary Shares, each Ordinary Share represented by one ADS, evidenced by one ADR, of the Company, issued upon exercise of this Warrant, subject to adjustment and limitation pursuant to the terms herein, including but not limited to Sections 4 and 5 below.

(d)           “VWAP” shall mean, for any date, the price determined by the first of the following clauses that applies:  (i) if the Ordinary Shares in the form of ADSs are then listed on The Nasdaq Stock Market or another national securities exchange (a “Trading Market”), the daily volume weighted average price of the ADSs for such date (or the nearest preceding trading date) on the Trading Market on which the ADSs are then listed, as reported by Bloomberg Financial LP; (b) if the ADSs are not then listed on a Trading Market and if prices for the ADSs are then quoted on the OTC Bulletin Board, the volume weighted average price of the ADSs for such date (or the nearest preceding trading date) on the OTC Bulletin Board; and (c) if the ADSs are not then listed on the OTC Bulletin Board and if prices for the ADSs are then reported on the “Pink Sheets” published by the Pink Sheets LLC (or similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the ADSs so reported; or (d) in all other cases, the fair market value of an ADS as determined by an independent appraiser selected in good faith by the Company.

2.           EXERCISE OF WARRANT.

2.1           Method of Exercise.  The rights represented by this Warrant may be exercised in whole or, subject to Section 2.2 hereof, in part at any time during the Exercise Period, by delivery at least ten (10) days prior to the date of exercise of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)           An executed Notice of Exercise in the form attached hereto;

(b)           Payment of the Exercise Price by wire transfer of immediately available funds; and

(c)           This Warrant (together with each duly completed Assignment Form in respect of each assignment of this Warrant, if any, subsequent to the date hereof).

Upon the exercise of the rights represented by this Warrant, ADRs shall be issued for the Exercise Shares so purchased, and shall be registered in the name of the Holder or persons affiliated with the Holder, if the Holder so designates, reasonably promptly after the rights represented by this Warrant shall have been so exercised and shall be issued and delivered to the Holder through the book-entry facilities of The Depository Trust Company, unless the Holder specifies otherwise.  The issuance of Exercise Shares upon exercise of this Warrant shall be made without charge to the Holder for any stamp duty or stamp duty reserve tax with respect thereto or any other cost incurred by the Company in connection with the exercise of this Warrant and the related issuance of Exercise Shares.

2.2           Partial Exercise.  This Warrant may be exercised in part; provided that no exercise of this Warrant may be in respect of less than 10,000 Exercise Shares; provided, however, that if this Warrant is, upon issuance, exercisable for less than 10,000 Exercise Shares, this Warrant may be exercised in whole but not in part.  If this Warrant is exercised in part only, the Company shall, upon surrender of this Warrant, execute and deliver, within 10 days after the date of exercise, a new Warrant evidencing the rights of the Holder, or such other person as shall be designated in the Notice of Exercise, to purchase the balance of the Exercise Shares purchasable hereunder.  In no event shall this Warrant be exercised in part if, after giving effect to such exercise, the remaining number of Exercise Shares in respect of such new Warrant would be less than 10,000.  In no event shall this Warrant be exercised for a fractional Exercise Share, and the

Company shall not distribute a Warrant exercisable for a fractional Exercise Share.  Fractional Exercise Shares shall be treated as provided in Section 5 hereof.

2.3           Call Right.

(a)           Subject to the provisions of this Section 2.3, if at any time the VWAP of the ADSs on the Company’s Trading Market is equal to or above U.S.$1.80, as adjusted for any stock splits, stock combinations, stock dividends and other similar events (the “Threshold Price”), for each of any twenty consecutive Trading Day period, then the Company at any time thereafter shall have the right, but not the obligation (the “Call Right”), on 20 days’ prior written notice to the Holder, to cancel all, but not less than all, of the unexercised portion of this Warrant for which a Notice of Exercise has not yet been delivered prior to the Cancellation Date (as defined below).

(b)           To exercise the Call Right, the Company shall deliver to the Holder an irrevocable written notice thereof (a “Call Notice”).  The date that the Company delivers the Call Notice to the Holder shall be referred to as the “Call Date”.  Within 20 days after receipt of the Call Notice, the Holder may exercise this Warrant in whole or in part, subject to the terms hereof, as set forth in herein.  Any portion of this Warrant that is not exercised by 5:30 p.m. (New York City time) on the 20th day following the date of receipt of the Call Notice (the “Cancellation Date”) shall be cancelled.

(c)           Notwithstanding anything to the contrary set forth in this Warrant, unless waived in writing by the Holder, the Company may not deliver a Call Notice or require the cancellation of any unexercised portion of this Warrant (and any Call Notice will be void) unless from the Call Date through the Cancellation Date (the “Call Period”) the Registration Statement shall be effective as to the issuance of all of the Exercise Shares to be issued to the Holder upon exercise of the Warrant.

3.           COVENANTS OF THE COMPANY.

3.1           Covenants as to Exercise Shares.  The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of the rights represented by this Warrant will, upon issuance, be duly authorized, validly issued, fully paid, non-assessable and free from all preemptive or similar rights, taxes, liens and charges with respect to the issuance thereof.  The Company further covenants and agrees that the Company will at all times during the Exercise Period, have sufficient authorized share capital to provide for the exercise of the rights represented by this Warrant.  If at any time during the Exercise Period the authorized share capital shall not be sufficient to permit exercise of this Warrant, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued share capital (or other securities as provided herein) to such amount as shall be sufficient for such purposes.

3.2           No Impairment.  Except and to the extent as waived or consented to by the Holder in writing or otherwise in accordance with Section 11 hereof, the Company will not, by amendment of its Memorandum and Articles of Association (as such may be amended from time to time), or through any means, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all commercially reasonable actions as may be necessary in order to protect the exercise rights of the Holder against impairment.

3.3           Notices of Record Date.  In the event of any taking by the Company of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, the Company shall mail to the Holder, where practicable, at least ten (10) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution; provided that the failure to mail such notice or any defect therein or in the mailing thereof shall not adversely affect the validity of the dividend or distribution required to be specified in such notice.

4.           ADJUSTMENT OF EXERCISE PRICE.  In the event of changes in the outstanding Ordinary Shares of the Company, on or after the date hereof, by reason of a stock dividend, subdivision, split-up, or combination of shares, the number of shares purchasable under the Warrant in the aggregate and the Exercise Price shall be correspondingly adjusted to give the Holder of the Warrant, on exercise for the same aggregate Exercise Price, the total number of shares as the Holder would have owned had the Warrant been exercised prior to the event requiring adjustment and had the Holder continued to hold such shares until after such event.  The form of this Warrant need not be changed because of any adjustment in the Exercise Price and/or number of shares subject to this Warrant.  The Company shall promptly provide a certificate from the Company notifying the Holder in writing of any adjustment in the Exercise Price and/or the total number of shares issuable upon exercise of this Warrant, which certificate shall describe the event giving rise to the adjustment and specify the Exercise Price and number of shares purchasable under this Warrant after giving effect to such adjustment.

If, for any reason, prior to the exercise of the Warrant in full, the Company spins off or otherwise divests itself of a part of its business or operations or disposes all or a part of its assets (the “Spin Off”), in each case in a transaction in which the Company does not receive compensation for such business, operations or assets, but causes securities of another entity (the “Spin Off Securities”) to be issued to security holders of the Company, then the Exercise Price of the Outstanding Warrant shall be adjusted immediately after consummation of the Spin Off by multiplying the Exercise Price in effect immediately prior to the Spin Off by a fraction (if, but only if, such fraction is less than 1.0), the numerator of which is the average closing bid price of the ADSs for the five trading days immediately following the fifth trading day after the record date (the “Record Date”) for determining the amount and number of Spin Off Securities to be issued to security holders of the Company, and the denominator of which is the average closing bid price of the ADSs for the five trading days immediately preceding the Record Date; and such adjusted Exercise Price shall be deemed to be the Exercise Price with respect to the Outstanding Warrant after the consummation of the Spin Off.

5.           FRACTIONAL SHARES.  No fractional shares shall be issued upon the exercise of this Warrant as a consequence of any adjustment pursuant hereto.  All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share.

If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying the then current fair market value of an Exercise Share by such fraction.

6.           CERTAIN EVENTS.  In the event of, at any time during the Exercise Period, any capital reorganization, or any reclassification of the capital stock of the Company (other than a change in par value or from par value to no par value or no par value to par value or as a result of a stock dividend, subdivision, split-up or combination of shares), or the consolidation or merger of the Company with or into another corporation (other than a merger solely to effect a reincorporation of the Company into another state), in each case, in which the shareholders of the Company immediately prior to such capital reorganization, reclassification, consolidation or merger, will hold less than a majority of the outstanding shares of the Company or resulting corporation immediately after such capital reorganization, reclassification, consolidation or merger, or the sale or other disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in its entirety to any other person, other than sales or other dispositions that do not require shareholder approval (each, an “Event”), the Company shall provide to the Holder ten (10) days' advance written notice of the Event, and the Holder shall have the option, in its sole discretion, to allow any unexercised portion of the Warrant to be deemed automatically exercised.  This Warrant will be binding upon the successors and assigns of the Company upon an Event.

7.           NO SHAREHOLDER RIGHTS.  This Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a shareholder of the Company.

8.           TRANSFER OF WARRANT.  This Warrant and all rights hereunder are transferable by the Holder in person or by duly authorized attorney, upon delivery of this Warrant and the duly completed Assignment Form attached hereto to any authorized transferee designated by the Holder with a copy to the Company.

9.           LOST, STOLEN, MUTILATED OR DESTROYED WARRANT.  If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as the Warrant so lost, stolen, mutilated or destroyed.  Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10.           MODIFICATION OR WAIVER.  Unless otherwise provided herein, this Warrant and any provision hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the Company and the Holder.

11.           NOTICES, ETC.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) business day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent to the Company at the address listed on the signature page and to the Holders at the addresses on the Company records, or at such other address as the Company or Holder may designate by ten days’ advance written notice to the other party hereto.

12.           ACCEPTANCE.  Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein and in the Purchase Agreement.

13.           GOVERNING LAW.  This Warrant and all rights, obligations and liabilities hereunder shall be governed by the laws of England and Wales without regard to the principles of conflict of laws.

14.           DESCRIPTIVE HEADINGS.  The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant. The language in this Warrant shall be construed as to its fair meaning without regard to which party drafted this Warrant.

15.           SEVERABILITY.  The invalidity or unenforceability of any provision of this Warrant in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction, or affect any other provision of this Warrant, which shall remain in full force and effect.

16.           ENTIRE AGREEMENT.  This Warrant constitutes the entire agreement between the parties pertaining to the subject matter contained in it and supersedes all prior and contemporaneous agreements, representations, and undertakings of the parties, whether oral or written, with respect to such subject matter.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of June1, 2007.

AMARIN CORPORATION PLC
By:_____________________________ Name: Thomas G. Lynch Title: Chairman
Address: 7 Curzon Street London, Greater LondonW1J 5HG United Kingdom Attention: Chief Financial Officer Facsimile: 44 20 7499 9004

NOTICE OF EXERCISE

TO:           AMARIN CORPORATION PLC

(1)           The undersigned hereby elects to purchase ________ ordinary shares (“Ordinary Shares”) of Amarin Corporation plc (the “Company”) in the form of American Depositary Shares (“ADSs”) pursuant to the terms of the attached warrant (the “Warrant”), and tenders herewith payment of the exercise price in full for such ADSs, together with all applicable transfer taxes, if any.

(2)           Please issue ADRs evidencing ADSs representing said Ordinary Shares in the name of the undersigned or in such other name as is specified below:

                                ____________________________________________________
(Name)

                                ____________________________________________________

                                ____________________________________________________
(Address)

Name of DTC Participant acting for undersigned:
DTC Participant Account No.:
Account No. for undersigned at DTC Participant (f/b/o information):
Onward Delivery Instructions of undersigned:
Contact person at DTC Participant:
Daytime telephone number of contact person at DTC Participant:

____________________
(Date)
(Signature)
(Holder’s Name)
(Authorized Signature)
(Title)
____________________________________ (Tax ID Number)
____________________________________ (Telephone)

NOTE:  SIGNATURE MUST CONFORM IN ALL RESPECTS TO THE NAME OF HOLDER AS SPECIFIED ON THE FACE OF THE WARRANT.

ASSIGNMENT FORM

(To assign the foregoing Warrant, subject to compliance with the terms of the Warrant, execute this form and supply required information.  Do not use this form to exercise the Warrant.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby assigned to

Name:_______________________________________

(Please Print)

Address:____________________________________ ____________________________________

(Please Print)

and _______________________________________ is hereby appointed attorney to transfer said rights on the books of Amarin Corporation plc, with full power of substitution in the premises.

Dated:  __________, 20__

Holder’s Name:___________________________

Title:___________________________________

Holder’s Address:_________________________

Holder’s Telephone:_______________________

Facsimile:_______________________________

Assignee Tax ID No.:_______________________

Assignee Telephone: _______________________

Assignee Facsimile: ________________________

Signature Guaranteed:_______________________

NOTE:  The signature to this Assignment Form must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever and must be guaranteed by a bank or trust company.  Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.